UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009 (February 4, 2009)

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2009 (the “Initial Form 8-K”) to include additional information on costs associated with exit or disposal activities permitted pursuant to Item 2.05 of Form 8-K to be excluded from the Initial Form 8-K and filed by an amendment to the Initial Form 8-K no later than four days after the date on which a determination is made of estimated or a range of estimated amounts expected to be incurred in connection with the action.  Except as stated in this Form 8-K/A, no other changes are being made to the Initial Form 8-K.

Section 2 – FINANCIAL INFORMATION

Item 2.05  Costs Associated with Exit or Disposal Activities

On February 4, 2009, in response to continuing uncertainty in the market, Registrant announced cost reduction actions additional to the business realignment that was announced in November 2008 (the “Additional Plan”).  Under the Additional Plan, Registrant announced reductions in product development spending through studio dispositions and other project and headcount reductions.  Registrant also announced reductions in sales, marketing and corporate expenses globally through headcount and other cost reductions.

Costs incurred during the Registrant’s fourth quarter of fiscal 2009 related to implementation of the Additional Plan are currently anticipated to be $45 million, which includes cash costs of approximately $4 million related to severance and other employee-related costs, and lease and other contract termination costs; and approximately $41 million in non-cash impairment charges related to the cancellation of titles under development, and other long-lived assets associated with studio closures. The Registrant expects to record additional charges of up to $10 million in fiscal 2010 as certain projects are completed and facilities are vacated.

Actual expenses could differ from these estimates.

Cautionary Note Regarding Forward-Looking Statements

This Amendment No. 1 to current report on Form 8-K/A contains forward-looking statements within the meaning of the Securities Exchange Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements relating to costs related to implementation of  the Additional Plan.  The Registrant does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, unexpected delays and uncertainties affecting the Registrant’s ability to realize targeted expense reductions and annualized savings through implementation of the Additional Plan, inability to sufficiently reduce the Registrant’s operational expenses and maintain profitability, inability to accurately predict global economic conditions and its effect upon the Registrant’s performance, as well as other risks indicated in the Registrant’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed May 28, 2008, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Paul J. Pucino
Date: April 3, 2009		Paul J. Pucino
Executive Vice President and Chief Financial Officer